UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

RBB BANCORP
(Exact Name of Registrant as Specified in Charter)

California	001-36094	52-1652138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1055 Wilshire Blvd., 12th floor, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 16, 2022, RBB Bancorp issued a press release announcing that the Company had filed with the Securities and Exchange Commission a Supplement to the Company’s Proxy Statement that was distributed on or about April 18, 2022 that provides updated information with respect to the Annual Meeting of Shareholders (the “Annual Meeting”) of RBB Bancorp (the “Company”) to be held on Wednesday, May 18, 2022.  The press release is attached as exhibit 99.1.

The Supplement dated May 16, 2022, which describes recent changes in the proposed nominees for election to the Company’s Board of Directors and amends certain disclosures concerning the Board’s previous determination that all of the Company’s current directors and director nominees are independent, should be read in conjunction with the Proxy Statement.

Item 9.01. Financial Statements and Exhibits.

(a)-(c) Not applicable

(d) Exhibits

Number	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RBB BANCORP

Date: May 16, 2022	By:	/s/ David Morris
David Morris
Interim President and Chief Executive Officer
Executive Vice President and Chief Financial Officer